Exhibit 99.1

ENSERVCO Reports 2020 First Quarter Financial Results

●	Total revenue declined to $9.4 million from $24.8 million

●	Production services revenue of $3.2 million vs. $4.1 million

●	Completion services revenue of $6.2 million vs. $20.7 million

●	Net loss of $2.8 million vs. net income $4.3 million

●	Adjusted EBITDA loss of $0.5 million vs. positive $7.9 million

DENVER, May 15, 2020 (GLOBE NEWSWIRE) -- Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its first quarter ended March 31, 2020.

“The sharp reduction in customer drilling and completion and activity in the fourth quarter carried into the first quarter and was exacerbated by the Saudi-Russia price war and the worldwide economic slowdown due to the Covid-19 pandemic,” said Ian Dickinson, President and CEO. “We continue to take steps to right size our cost structure. Since the first of the year we have taken approximately $2.0 million in annualized costs out of the business.  This includes a significant headcount reduction, compensation cuts across the organization, closure of our Oklahoma facility and a temporary scaling back of operations at two other facilities. In addition, we have reduced our 2020 maintenance Capex budget by approximately $600,000 due to lower expected activity levels. These moves were difficult but necessary as we manage through the immediate challenges facing our industry.

“On a brighter note, we continue to build on the market share gains we achieved in 2019.  We have won and are pursuing additional incremental business with new customers across our footprint, with a particular focus in Texas, Colorado, Pennsylvania and North Dakota,” Dickinson added. “We also continue to focus on strengthening our balance sheet and are in ongoing discussions with our lender and advisors regarding debt restructuring options.”

First Quarter Results

Total revenue in the first quarter ended March 31, 2020, declined 62% to $9.4 million from $24.8 million in the same quarter last year.

Production services revenue was down 22% year over year to $3.2 million from $4.1 million. Production services included hot oiling, which declined to $2.9 million from $3.6 million, and acidizing, which declined to $270,000 from $469,000.

Production services generated a segment loss of $292,000 in the first quarter as compared to a segment profit of $770,000 in the same quarter last year.

Completion services revenue was down 70% in the first quarter to $6.2 million from $20.7 million.

Completion services generated a segment profit of $1.2 million, down from a segment profit of $8.7 million in the same quarter last year.

Total operating expenses in the first quarter declined 37% year over year to $11.6 million from $18.5 million due primarily to lower costs of providing completion services.  Sales, general and administrative expense increased 10% in the first quarter to $1.8 million from $1.6 million.  The increase was attributable to higher costs associated with bad debt reserve as well as professional fees related to the Company’s efforts to restructure its debt. Those increases were partially offset by elimination of redundant costs related to the acquisition of Adler Hot Oil Service.

The Company reported an operating loss of $2.3 million in the first quarter compared to operating income of $6.3 million in the same quarter last year.  Net loss in the first quarter was $2.8 million, or $0.05 per diluted share, versus net income of $4.3 million, or $0.08 per diluted share, in the same quarter last year.

Adjusted EBITDA in the first quarter was a negative $503,000, down from a positive $7.9 million in the same quarter last year.

Enservco used $1.0 million in cash from operations in the first quarter, down from $2.6 million in cash used in operations in the same quarter last year.

Conference Call Information

Management will hold a conference call today to discuss these results.  The call will begin at 2:30 p.m. Mountain Time (4:30 p.m. Eastern) and will be accessible by dialing 844-369-8770 (862-298-0840 for international callers). No passcode is necessary.  A telephonic replay will be available through May 29, 2020, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #34739. To listen to the webcast, participants should go to the ENSERVCO website at www.enservco.com and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available until June 15, 2020.  The webcast also is available at the following link: https://www.webcaster4.com/Webcast/Page/2228/34739.

About Enservco

Through its various operating subsidiaries, Enservco provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating and related services.  The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing Enservco’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release.  We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2019, and subsequently filed documents with the SEC.  Forward looking statements in this news release that are subject to risk include the ability to continue growing market share and taking costs out of the business and the ability to restructure debt.  It is important that each person reviewing this release understand the significant risks attendant to the operations of Enservco.  Enservco disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
Phone: 303-880-9000
Email: jay@pfeifferhigh.com

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands except per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31,
	2020	2019

Revenues
Production services	$3,202	$4,116
Completion services	6,184	20,696
	9,386	24,812

Expenses
Production services	3,494	3,346
Completion services	4,971	12,020
Sales, general, and administrative expenses	1,762	1,602
Patent litigation and defense costs	-	9
Loss on disposals of equipment	15	-
Impairment loss	-	127
Depreciation and amortization	1,396	1,400
Total operating expenses	11,638	18,504

(Loss) income from Operations	(2,252)	6,308

Other (expense) income
Interest expense	(641)	(884)
Gain on settlement	-	-
Other income (expense)	20	(65)
Total other expense	(621)	(949)

(Loss) income from continuing operations before tax benefit	(2,873)	5,359
Income tax expense	-	-
(Loss) income from continuing operations	$(2,873)	$5,359
Discontinued operations
Income (Loss) from operations of discontinued operations	36	(1,056)
Income tax expense	-	-
Income (Loss) on discontinued operations	36	(1,056)
Net (loss) income	$(2,837)	$4,303

(Loss) earnings from continuing operations per common share - basic	$(0.05)	$0.10
Loss from discontinued operations per common share - basic	-	(0.02)
Net (loss) income per share - basic	$(0.05)	$0.08

(Loss) earnings from continuing operations per common share - diluted	$(0.05)	$0.09
Loss from discontinued operations per common share - diluted	-	(0.01)
Net loss per share - diluted	$(0.05)	$0.08

Basic weighted average number of common shares outstanding	55,518	54,266
Add: Dilutive shares assuming exercise of options and warrants	-	951
Diluted weighted average number of common shares outstanding	55,518	55,217

ENSERVCO CORPORATION AND SUBSIDIARIES Calculation of Adjusted EBITDA *

	Three Months Ended March 31,
	2020	2019
Adjusted EBITDA*
Net (loss) income	$(2,837)	$4,303
Add Back (Deduct)
Interest expense	642	884
Provision for income tax expense	-	-
Depreciation and amortization (including discontinued operations)	1,403	1,683
EBITDA*	(792)	6,870
Add Back (Deduct)
Stock-based compensation	39	92
Patent litigation and defense costs	-	9
Gain on disposal of equipment	(39)	-
Impairment loss	-	127
Other (income) expense	279	64
EBITDA related to discontinued operations	10	774
Adjusted EBITDA*	$(503)	$7,936

Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

EBITDA is defined as net (loss) income (earnings), before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA excludes stock-based compensation from EBITDA and, when appropriate, other items that management does not utilize in assessing the Company’s ongoing operating performance as set forth in the next paragraph. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, impairment losses, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., income taxes, gain or losses on sale of equipment, severance and transition costs, gain on settlement, expenses to consolidate former Adler facilities, patent litigation and defense costs, other expense (income), EBITDA related to discontinued operations, etc.). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, our fixed charge coverage ratio covenant associated with our Loan and Security Agreement with East West Bank require the use of Adjusted EBITDA in specific calculations.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
ASSETS	2020	2019
	(Unaudited)
Current Assets
Cash and cash equivalents	$217	$663
Accounts receivable, net	5,695	6,424
Prepaid expenses and other current assets	722	1,016
Inventories	359	398
Income tax receivable, current	57	43
Current assets of discontinued operations	-	187
Total current assets	7,050	8,731

Property and equipment, net	25,450	26,620
Goodwill	546	546
Intangible assets, net	777	828
Income taxes receivable, non-current	-	14
Right-of-use asset - financing, net	499	569
Right-of-use asset - operating, net	3,563	3,793
Other assets	407	445
Non-current assets of discontinued operations	1,301	1,430

TOTAL ASSETS	$39,593	$42,976

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,600	$4,470
Senior revolving credit facility	34,589	33,994
Subordinated debt	2,394	2,381
Lease liability - financing, current	205	207
Lease liability - operating, current	853	848
Current portion of long-term debt	148	147
Current liabilities of discontinued operations	31	72
Total current liabilities	41,820	42,119

Long-Term Liabilities
Long-term debt, less current portion	175	198
Lease liability - financing	207	259
Lease liability - operating	2,805	3,009
Other liability	33	33
Long-term liability of discontinued operations	27	34
Total long-term liabilities	3,247	3,533
Total liabilities	45,067	45,652

Stockholders' Equity
Preferred stock, $.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock. $.005 par value, 100,000,000 shares authorized, 55,612,829 and 54,642,829 shares issued, respectively; 103,600 shares of treasury stock; and 55,509,229 and 54,539,229 shares outstanding, respectively	275	278
Additional paid-in capital	22,108	22,066
Accumulated deficit	(27,857)	(25,020)
Total stockholders' equity	(5,474)	(2,676)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$39,593	$42,976

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2020	2019
OPERATING ACTIVITIES
Net (loss) income	$(2,837)	$4,303
Net income (loss) from discontinued operations	36	(1,056)
Net income (loss) income from continuing operations	(2,873)	5,359
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,396	1,400
Loss on disposal of equipment	15	-
Impairment loss	-	127
Stock-based compensation	39	92
Amortization of debt issuance costs and discounts	47	179
Provision for bad debt expense	300	-
Changes in operating assets and liabilities
Accounts receivable	429	(11,199)
Inventories	39	118
Prepaid expense and other current assets	333	124
Amortization of operating lease assets	230	-
Other assets	15	69
Accounts payable and accrued liabilities	(869)	1,069
Operating lease liabilities	(204)	-
Other liabilities	-	84
Net cash used in operating activities - continuing operations	(1,103)	(2,578)
Net cash provided by (used in) operating activities - discontinued operations	134	(68)
Net cash used in - operating activities	(969)	(2,646)

INVESTING ACTIVITIES
Purchases of property and equipment	(164)	(123)
Proceeds from disposal of equipment	-	155
Net cash (used in) provided by investing activities - continuing operations	(164)	32
Net cash provided by (used in) investing activities - discontinued operations	178	553
Net cash provided by investing activities	14	585

FINANCING ACTIVITIES
Net line of credit borrowings	595	2,016
Repayment of long-term debt	(23)	(11)
Payments of finance leases	(30)	-
Repayment of note	-	(200)
Other financing	-	(1)
Net cash provided by financing activities - continuing operations	542	1,804
Net cash provided by (used in) financing activities - discontinued operations	(33)	-
Net cash provided by financing activities	509	1,804

Net Increase (Decrease) in Cash and Cash Equivalents	(446)	(257)

Cash and Cash Equivalents, beginning of period	663	257

Cash and Cash Equivalents, end of period	$217	$-

Supplemental Cash Flow Information:
Cash paid for interest	$537	$595
Supplemental Disclosure of Non-cash Investing and Financing Activities:
Non-cash proceeds from revolving credit facility	$-	$39